UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2008

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 2.06	MATERIAL IMPAIRMENTS

On December 9, 2008, Dollar Thrifty Automotive Group, Inc. (the “Company”) reported that the Company will suspend its pilot program relating to the development of self-service kiosks for use by customers in rental transactions. The Company determined that the self-service kiosk program did not satisfy the Company’s minimum return on invested capital and, thus, the Company would not continue with full scale development of the kiosk program. The Company expects to record a non cash, pre-tax charge of $4.3 million in the fourth quarter of 2008 to write off all costs relating to the kiosk program. No future cash expenditures will be incurred related to this kiosk pilot program.

The Company’s press release relating to the kiosk initiative is attached hereto as Exhibit 99.57, which is also incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.57	News release reporting on Kiosk Initiative, issued by Dollar Thrifty Automotive Group, Inc. on December 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

December 10, 2008	By:	/s/ H. CLIFFORD BUSTER, III
H. Clifford Buster, III
Executive Vice President and Chief

Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.57	News release reporting on Kiosk Initiative, issued by Dollar Thrifty Automotive Group, Inc. on December 9, 2008

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